As filed with the Securities and Exchange Commission on July 21, 1997

                                      Registration No. 333-



                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                        _________________

                             FORM S-8
                      REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933
                        _________________

                     ENRON OIL & GAS COMPANY
      (Exact name of registrant as specified in its charter)

           Delaware                                  47-0684736
 (State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)                   Identification No.)

                        1400 Smith Street
                    Houston, Texas  77002-7369
   (Address of principal executive offices, including zip code)
                        _________________

       ENRON OIL & GAS COMPANY 1993 NONEMPLOYEE DIRECTORS'
                        STOCK OPTION PLAN
                     (Full title of the plan)

                       Barry Hunsaker, Jr.
            Senior Vice President and General Counsel
                        1400 Smith Street
                    Houston, Texas  77002-7369
             (Name and address of agent for service)

                          (713) 853-6161
  (Telephone number, including area code, of agent for service)







                 CALCULATION OF REGISTRATION FEE


   Title of       Amount    Proposed maximum  Proposed maximum     Amount of
securities to be  to be      offering price    aggregate        Registration Fee
  registered    registered   per share(1)     offering price(1)

 Common Stock,
par value $.01   200,000       19.03125        3,806,250.00         $1,153.41


(1) Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices of such stock reported on the New York Stock Exchange Composite Tape on July 15, 1997.

                        _________________

                        Page 1 of 14 Pages
                 Exhibit Index appears on Page 8

                             PART II
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.       Incorporation of Documents by Reference.

         The following documents which have been filed with the Securities and Exchange Commission (the "Commission") by Enron Oil & Gas Company, a Delaware corporation (the "Company"), are incorporated herein by reference and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

         (c) Description of the Common Stock contained in Form 8-A filed with the Commission on August 29, 1989.

   All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.          Description of Securities.

  Not applicable.

Item 5.          Interests of Named Experts and Counsel.

  Not applicable.

Item 6.          Indemnification of Directors and Officers.

   Pursuant to the authority granted under Section 145 of Chapter 1 of Title 8 of the Delaware General Corporation Law, the Company adopted Article Eighth to its Restated Certificate of Incorporation which provides that:

           A. (1) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
         (iii) under Section 174 of the Delaware General Corporation 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

              (2) The foregoing provisions of this Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Restated Certificate of Incorporation. Any repeal or amendment of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article, a director shall not be liable to the fullest extent permitted by any amendment to the Delaware General Corporation Laws enacted that further limits the liability of a director.

           B. (1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative
         (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (2) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise.
         The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

            (2) If a claim under paragraph B(1) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

           (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

           (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

           (5) If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer, employee and agent of the Corporation, and may nevertheless indemnify and hold harmless each employee and agent of the Corporation, as to costs, charges and expenses (including attorney's fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

           (6) For purposes of this Article, reference to the "Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         The Company's officers and directors are also covered by insurance policies purchased by Enron Corp. that provide protection where the Company cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach or fiduciary duty or other wrongful act. The Company reimburses Enron Corp. for costs attributable to insurance policies for the Company's officers and directors.



Item 7.    Exemption from Registration Claimed.

         Not applicable.


Item 8.    Exhibits.

              4.1(a)    -    Restated Certificate of Incorporation of Enron
                             Oil & Gas Company (Exhibit 3.1 to Form S-1
                             Registration Statement No. 33-30678, filed
                             August 24, 1989).

              4.1(b)    -    Certificate of Amendment of Restated Certificate
                             of Incorporation of Enron Oil & Gas Company
                             (Exhibit 4.1(b) to Form S-8 Registration
                             Statement No. 33-52201, filed February 8, 1994).

              4.1(c)    -    Certificate of Amendment of Restated Certificate
                             of Incorporation of Enron Oil & Gas Company
                             (Exhibit 4.1(c) to Form S-8 Registration
                             Statement No. 33-58103, filed March 15, 1995).

              4.1(d)    -    Certificate of Amendment of Restated Certificate
                             of Incorporation of Enron Oil & Gas Company
                             (Exhibit 3(d) to Form S-3 Registration Statement
                             No. 333-09919, filed August 9, 1996).

              4.2       -    Bylaws of Enron Oil & Gas Company (Exhibit 3.2 to
                             Enron Oil & Gas Company Annual Report on Form 10-K for the year ended December 31, 1996).

              4.3(a)    -    Enron Oil & Gas Company 1993 Nonemployee Directors'
                             Stock Option Plan (Exhibit 10.14 to the Company's
                             Annual Report on Form 10-K for the year ended
                             December 31, 1992).

              4.3(b)    -    First Amendment to Enron Oil & Gas Company 1993
                             Nonemployee Directors' Stock Option Plan
                             (Exhibit 10.14(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

              *23.1     -    Consent of Arthur Andersen LLP.

              *23.2     -    Consent of DeGolyer and MacNaughton.

              *24.1     -    Powers of Attorney of certain directors of the
                             Company.


          *Filed herewith.

          Item 9.    Undertakings

                        The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 21st day of July, 1997.

                                  ENRON OIL & GAS COMPANY


                             By:  /s/ Walter C. Wilson
                                  Walter C. Wilson
                             Senior Vice President and Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

            Signature                  Title                       Date

  /s/ Forrest E. Hoglund        Chairman of the Board,          July 21, 1997
      Forrest E. Hoglund   Chief Executive Officer and Director
                              (Principal Executive Officer)


  /s/ Walter C. Wilson         Senior Vice President and        July 21, 1997
      Walter C. Wilson         Chief Financial Officer
                            (Principal Financial Officer)

  /s/ Ben B. Boyd             Vice President and Controller     July 21, 1997
      Ben B. Boyd            (Principal Accounting Officer)


                      *                                    Director
          Fred C. Ackman


                      *                                    Director
          Kenneth L. Lay


                      *                                    Director
         Edward Randall, III


                      *                                    Director
        Edmund P. Segner, III


      *By:  /s/ Angus H. Davis                                  July 21, 1997
               Angus H. Davis
  (Attorney-in-Fact for the persons
            indicated)

                          EXHIBIT INDEX

                                                                  Sequentially
                                                                    Numbered
Exhibit  Description of Exhibit                                       Page

4.1(a)   -  Restated Certificate of Incorporation of Enron Oil & Gas Company
            (Exhibit 3.1 to Form S-1 Registration Statement No. 33-30678, filed August 24, 1989).

4.1(b)   -  Certificate of Amendment of Restated Certificate of Incorporation
            of Enron Oil & Gas Company (Exhibit 4.1(b) to Form S-8 Registration
            Statement No. 33-52201, filed February 8, 1994).

4.1(c)   -  Certificate of Amendment of Restated Certificate of Incorporation
            of Enron Oil & Gas Company (Exhibit 4.1(c) to Form S-8 Registration
            Statement No. 33-58103, filed March 15, 1995).

4.1(d)   -  Certificate of Amendment of Restated Certificate of Incorporation
            of Enron Oil & Gas Company (Exhibit 3(d) to Form S-3 Registration
            Statement No. 333-09919, filed August 9, 1996).

4.2      -  Bylaws of Enron Oil & Gas Company (Exhibit 3.2 to Enron Oil & Gas
            Company Annual Report on Form 10-K for the year ended December 31,
            1996).

4.3(a)   -  Enron Oil & Gas Company 1993 Nonemployee Directors' Stock Option
            Plan
            (Exhibit 10.14 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992).

4.3(b)   -  First Amendment to Enron Oil & Gas Company 1993 Nonemployee
            Directors' Stock Option Plan (Exhibit 10.14(a) to the Company's
            Annual Report on Form 10-K for the year ended December 31, 1996).

*23.1    -  Consent of Arthur Andersen LLP.                             9

*23.2    -  Consent of DeGolyer and MacNaughton.                       10

*24.1    -  Powers of Attorney of certain directors of the Company.    11




*Filed herewith.